As filed with the Securities and Exchange Commission on May 6, 1998
                                                           Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                      ------------------------------------



                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                      ------------------------------------

                             THE NETPLEX GROUP, INC.
--------------------------------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

       New York                                 7372                    11-2824578
-------------------------------      --------------------------- ----------------------
(State or other jurisdiction of     (Primary Standard Industrial    (I.R.S. Employer
incorporation or organization)      Classification Code Number)  Identification Number)

                        8260 Greensboro Drive, 5th Floor
                             McLean, Virginia 22102
                                 (703) 356-3001
--------------------------------------------------------------------------------
   (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                                   Gene Zaino
                       President & Chief Executive Officer
                             The Netplex Group, Inc.
                        8260 Greensboro Drive, 5th Floor
                             McLean, Virginia 22102
                                 (703) 356-3001
--------------------------------------------------------------------------------
           (Name, address, including zip code, and telephone number, including area code, of agent of service)

                      ------------------------------------

                                   Copies to:
                              Steven Wolosky, Esq.
                            Kenneth Schlesinger, Esq.
                     Olshan Grundman Frome & Rosenzweig LLP
                                 505 Park Avenue
                            New York, New York 10022
                                 (212) 753-7200
                      ------------------------------------

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

                      ------------------------------------

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. /X/

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

The Prospectus contained within this Registration Statement also relates to securities which were registered pursuant to Form S-3 Registration Statement (Registration No. 333-16423)
                      ------------------------------------


                                        CALCULATION OF REGISTRATION FEE
===========================================================================================================================
                                                                                            Proposed
                                                                          Proposed          Maximum
                Title of Each Class                                       Maximum          Aggregate
                   of Securities                      Amount To Be     Offering Price       Offering         Amount of
                 To Be Registered                      Registered       Per Security        Price(1)     Registration Fee
---------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value                          1,752,000              1.50(1)      $2,628,000          $906.21
---------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value, issuable upon the
exercise of Prepaid Common Stock  Purchase Warrants
issued in connection  with a private placement
consummated in 1998 (the "1998 Private Placement")
(the "Prepaid Warrants")(2)                            4,000,000(2)          $1.47(3)      $5,880,000        $2,027.58(4)
---------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value, issuable upon
exercise of certain outstanding warrants (the
"Incentive Warrants") issued in connection
with the 1998 Private Placement(5)                       117,000(5)          $1.47(6)        $171,990           $59.31
---------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value, issuable upon
exercise of certain  outstanding warrants (the "GKN
Warrants")                                              150,000(5)           $1.50(6)        $225,000           $77.59
---------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value, issuable upon
exercise of certain outstanding warrants (the
"Acquisition Warrants")                                 100,000(5)           $1.80(6)        $180,000           $62.07
---------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value, issuable upon
exercise of certain outstanding warrants (the
"Acquisition Warrants")                                  30,435(5)           $1.15(6)         $35,000.25         $12.07
---------------------------------------------------------------------------------------------------------------------------
           Total.......................................................................... $9,119,990.25      $3,144.83
===========================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee based upon the average of the high and low price of the Company's common stock, $.001 par value (the "Common Stock"), on the Nasdaq Stock Market on April 30, 1998.

(2) For purposes of estimating the number of shares of the Common Stock to be included in this Registration Statement, the Company calculated 200% of the number of shares of Common Stock issuable upon exercise of or otherwise pursuant to 1,500 Prepaid Common Stock Purchase Warrants based upon the terms set forth in the Prepaid Warrants in accordance with Rule 416 of the Securities Act of 1933, as amended (the "Securities Act"). Pursuant to Rule 416, the number of shares to be registered hereunder is subject to adjustment and could be greater or less than such estimated amount depending upon factors that cannot be predicted by the Company at this time, including, among others, stock splits, stock dividends and similar transactions, the effect of anti-dilution provisions contained in the Prepaid Warrants and by reason of changes in the exercise price of the Prepaid Warrants in accordance with the terms thereof. Based upon the foregoing, this estimate is not intended to constitute a prediction as to the number of shares of Common Stock into which the Prepaid Warrants will be exercised.

(3) The exercise price of the Prepaid Warrants is the lower of $1.47 or the average of the five (5) lowest closing bid prices for the Company's Common Stock during the twenty (20) consecutive trading day period ending on the trading day immediately prior to exercise.

(4) In accordance with Rule 457(g), the registration fee for these shares is calculated based upon a price which represents the highest of (i) the price at which the Prepaid Warrants may be exercised; (ii) the offering price of securities of the same class included in the Registration Statement; or
     (iii) the price of securities of the same class, as determined pursuant to Rule 457(c).

(5) Pursuant to Rule 416, additional securities are being registered as may be required for issuance pursuant to the anti-dilution provisions of the Incentive Warrants, the GKN Warrants, the Acquisition Warrants and the Acquisition Warrants.

(6) Pursuant to Rule 457(g), the registration fee for the Common Stock underlying such warrant is calculated on the basis of the exercise price of the Incentive Warrants, the GKN Warrants, the Acquisition Warrants and the Acquisition Warrants.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a) may determine.

Information   contained  herein  is  subject  to  completion  or  amendment.   A
registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                    SUBJECT TO COMPLETION, DATED MAY 6, 1998

PRELIMINARY PROSPECTUS

                        12,386,480 Shares of Common Stock

                             THE NETPLEX GROUP, INC.

                         Common Stock ($.001 par value)

         This Prospectus relates to the reoffer and resale by certain selling shareholders (the "Selling Shareholders" or the "Selling Stockholders"), as of the date hereof, of an aggregate of 12,386,480 shares (the "Shares") of the Common Stock, $.001 par value per share (the "Common Stock"), of The Netplex Group, Inc., a New York corporation (the "Company") of which 6,237,045 Shares were previously registered for resale in December 1996 as follows: (i) 170,000 shares of Common Stock (the "Option Shares") are issuable upon exercise of certain options (the "Options") which were granted by the Company in connection with consulting services rendered in 1992 and 1993; (ii) 150,000 shares of Common Stock (the "Warrant Shares") are issuable by the Company upon exercise of certain warrants (the "Warrants") which were issued in exchange for warrants previously issued in connection with the Company's March 1992 Private Placement (the "1992 Private Placement"); (iii) 1,129,438 shares of Common Stock (the "Conversion Shares") are issuable by the Company upon conversion of certain shares of Class A Convertible Preferred Stock (the "Convertible Preferred Stock") (including dividends on such Convertible Preferred Stock) which were issued by the Company to holders (the "Preferred Stockholders") in connection with the Company's September 1996 Private Placement (the "1996 Private Placement"); (iv) 1,575,000 shares of Common Stock (the "1996 Warrant Shares") are issuable by the Company upon exercise of certain warrants (the "1996 Warrants") granted by the Company to the Preferred Stockholders in connection with the 1996 Private Placement; (v) 87,500 shares of Common Stock (the "Purchase Option Conversion Shares") are issuable by the Company upon conversion of certain shares of Convertible Preferred Stock (the "Purchase Option Preferred Stock"), which shares of Convertible Preferred Stock are issuable by the Company upon exercise of certain Unit Purchase Options (the "1996 Purchase Options") previously granted by the Company to GKN Securities Corp., or its designees, the placement agent of the 1996 Private Placement ("GKN"); (vi) 87,500 shares of Common Stock (the "1996 Purchase Option Warrant Shares") are issuable by the Company upon exercise of certain warrants (the "1996 Purchase Option Warrants") which warrants are issuable to GKN upon exercise of the 1996 Purchase Options;
(vii) 150,000 shares of Common Stock (the "Netplex Shares") issuable to the former stockholders of Netplex Virginia (as hereinafter defined) and AWE (as hereinafter defined) upon the exercise of certain warrants (the "Netplex Warrants") (viii) 75,000 shares of Common Stock (the "Kirlin Shares") upon the exercise of certain warrants (the "Kirlin Warrants") and (ix) 2,812,607 Shares (the "Merger Shares") were issued to certain Selling Shareholders in connection with certain mergers consummated in June 1996.

         In addition, 6,149,435 Shares to be offered for resale relate to transactions consummated in 1997 and 1998 as follows: (i) 1,752,000 shares of Common Stock (the "Acquisition and Related Party Offering Shares") which were previously issued by the Company to certain of the Selling Shareholders in connection with certain mergers or acquisitions completed by the Company in 1997 and 1998 or in connection with private a placement consummated in March 1998 to employees of the Company, and certain accredited investors (the "Related Party Offering") or another private placement consummated in April 1998 ("April 1998 Private Placement"); (ii) 130,435 shares of Common Stock (the "Acquisition
Warrant Shares") issuable upon the exercise of warrants (the "Acquisition Warrants") granted to individuals who provided services in connection with the Company's acquisition of the technical professional staff augmentation operations and business of Preferred Systems Solutions, Inc.; (iii) 150,000 shares of Common Stock (the "GKN Shares") issuable upon the exercise of warrants issued to GKN

(the "GKN Warrants") in connection with certain consulting services; (iv) 4,000,000 shares (the "Prepaid Warrant Shares") issuable upon the exercise of outstanding prepaid Common Stock Purchase Warrants (the "Prepaid Warrants") which were issued in connection with a private placement consummated by the
Company in April 1998 (the "1998 Private Placement"); and (v) 117,000 shares (the "Incentive Warrant Shares") issuable upon the exercise of certain other warrants (the "Incentive Warrants") held by the purchasers or placement agent of the 1998 Private Placement. See "Selling Shareholders" and "Plan of Distribution".

         The Shares of Common Stock offered hereby include the resale of such presently indeterminate number of shares of Common Stock, as may become issuable, issuable upon exercise or conversion of the outstanding Options, Warrants, Convertible Preferred Stock, 1996 Warrants, Purchase Option Preferred Stock, 1996 Purchase Option Warrants, Netplex Warrants, Kirlin Warrants, Acquisition Warrants, GKN Warrants, Prepaid Warrants and Incentive Warrants. The number of shares of Common Stock indicated to be issuable in connection with such transactions and offered for resale hereby is an estimate based upon the exercise or conversion terms set forth in the options and warrants or the Certificate of Designation with respect to the Convertible Preferred Stock and is subject to adjustment pursuant to Rule 416 of the Securities Act of 1933, as amended (the "Securities Act"), and could be materially greater or less than such estimated amount depending upon factors that cannot be predicted by the Company at this time, including, among others, stock splits, stock dividends and similar transactions and the effect of anti-dilution provisions. In addition, with respect to the Prepaid Warrants, the number of shares issuable upon the exercise of the Prepaid Warrants will be dependent on changes in the exercise price of the Prepaid Warrants in accordance with the terms thereof. If, however, all of the Prepaid Warrants currently outstanding were exercised, based on the current bid price of the Company's Common Stock on the Nasdaq SmallCap Market ("NASDAQ") and the terms of Prepaid Warrants, the Company would be obligated to issue a total of 1,020,408 shares of the Common Stock. This calculation as to the number of shares of Common Stock into which the Prepaid Warrants will be exercised is not intended to constitute a prediction as to the future market price of the Common Stock or the actual number of shares of Common Stock to be issued. See "Risk Factors".

         The Shares of Common Stock covered under the Registration Statement of which this Prospectus is a part may be offered for sale from time to time by or for the account of such Selling Stockholders in the open market on the Nasdaq SmallCap Market in privately negotiated transactions, in an underwritten offering or in a combination of such methods, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. The Shares are intended to be sold through one or more broker-dealers or directly to purchasers. Such broker-dealers may receive compensation in the form of discounts, concessions or commission from the Selling Stockholders and/or the purchasers of the Shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). The Selling Shareholders and any broker-dealers acting in connection with the sale of the Shares hereunder may be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and any profit realized by them on the resale of the Shares as principals may be deemed underwriting compensation under the Securities Act. See "Selling Shareholders" and "Plan of Distribution."

         The Company will not receive any of the proceeds from the sale of the Shares by the Selling Stockholders or upon the exercise of the Prepaid Warrants or the conversion of the Convertible Preferred Stock. The Company will receive the proceeds from the exercise of the Options, the Warrants, the 1996 Warrants, the 1996 Purchase Option Warrants, the Netplex Warrants, the Kirlin Warrants, the Acquisition Warrants, the GKN Warrants and the Incentive Warrants, the net proceeds of which will amount to $6,710,740 if all such options or warrants are exercised, after deducting the estimated expenses of this Offering. The Company will bear all expenses of this Offering other than discounts, concessions or commissions on the resale of the Shares.

         The Company's Common Stock is publicly traded on NASDAQ under the symbol ("NTPL") and on the Boston Stock Exchange under the symbol ("NPL"). On May 1, 1998, the closing sales price for the Common Stock on NASDAQ was $1.813.

--------------------------------------------------------------------------------
             AN INVESTMENT IN THE SECURITIES OFFERED HEREBY INVOLVES
           A HIGH DEGREE OF RISK AND SHOULD ONLY BE MADE BY INVESTORS
           WHO CAN AFFORD THE RISK OF LOSS OF THEIR ENTIRE INVESTMENT.
          SEE "RISK FACTORS" ON PAGES 8 THROUGH 11 OF THIS PROSPECTUS.
--------------------------------------------------------------------------------
  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION
   OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
--------------------------------------------------------------------------------

                   The date of this Prospectus is May 6, 1998

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents, filed by the Company with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act") are incorporated in this Prospectus by reference:

                  (a) The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1997.

                  (b) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1998.

                  (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Commission on March 8, 1993.

         All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of this Offering of the Shares of Common Stock offered hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company will provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein by reference (other than exhibits to such documents which are not specifically incorporated by reference in such documents). Written requests for such copies should be directed to Mr. Matthew Jones, Chief Financial Officer, 8260 Greensboro Drive, 5th Floor, McLean, Virginia 22102, telephone number (703) 356-3001.

         The Company intends to furnish its shareholders with annual reports containing financial statements audited and reported upon by its independent accounting firm, quarterly reports containing unaudited interim financial information and such other periodic reports as the Company may determine to be appropriate or as may be required by law.

         This Prospectus includes references to trademarks of entities other than the Company which have reserved all rights with respect to their respective trademarks.

                                     SUMMARY

         The following summary is qualified in its entirety by reference to, and should be read in conjunction with, the more detailed information and the consolidated financial statements (including the notes thereto) appearing elsewhere in this Prospectus or incorporated herein by reference. Each prospective investor is urged to read this Prospectus in its entirety.



                                   The Company

         The Netplex Group, Inc., a New York corporation (the "Company"), headquartered in McLean, Virginia, is an information technology company that provides the people, technology, and processes to build, manage and protect business information systems. Its address is 8260 Greensboro Drive, 5th Floor, McLean, Virginia 22102 and its telephone number is (703) 356-3001. Its Worldwide Web site address is www.netplexgroup.com.

         The Company was incorporated in 1986. From 1986 to June 1996, the Company, under the name CompLink, Ltd., developed and marketed a communications software product. On June 7, 1996, the Company (formerly known as CompLink, Ltd. or "Complink") acquired and merged with The Netplex Group, Inc. ("Netplex Virginia") and America's Work Exchange, Inc. ("AWE") by issuing approximately 3,245,000 shares of Common Stock. The merger agreement also provided for CompLink to issue 1,691,000 options to purchase its Common Stock in exchange for the 1,691,000 outstanding options to purchase the Common Stock of Netplex Virginia. The mergers have been accounted for under the purchase method of accounting as a reverse merger, since the shareholders of the acquirees, who have common control, received the larger percentage of the voting rights of the combined entity. The mergers resulted in a recapitalization of the Company, so that the resulting capitalization after the mergers are that of CompLink's, giving effect to the new share issuance and the elimination of CompLink's accumulated deficit. The acquisition of the assets and liabilities of CompLink has been accounted for at book value, which approximates fair value.

The Offering



Securities Offered by the Company........   None.

Securities Offered for resale
by the Selling Shareholders..............   170,000   Option   Shares;   150,000
                                            Warrant Shares, 1,129,438 Conversion
                                            Shares;   1,575,000   1996   Warrant
                                            Shares;   87,500   Purchase   Option
                                            Conversion   Shares;   87,500   1996
                                            Purchase   Option  Warrant   Shares;
                                            150,000   Netplex   Shares;   75,000
                                            Kirlin  Shares;   2,812,607   Merger
                                            Shares;  1,752,000  Acquisition  and
                                            Related   Party   Offering   Shares;
                                            130,435  Acquisition Warrant Shares;
                                            150,000   GKN   Shares;    4,000,000
                                            Prepaid Warrant Shares;  and 117,000
                                            Incentive Warrant Shares.

Common Stock Outstanding.................   9,007,370(1) shares of Common  Stock
                                            before the  exercise or  conversion,
                                            as the case may be, of the  Options,
                                            the   Warrants,    the   Convertible
                                            Preferred  Stock, the 1996 Warrants,
                                            the Purchase Option Preferred Stock,
                                            the 1996 Purchase  Option  Warrants,
                                            the  Netplex  Warrants,  the  Kirlin
                                            Warrants,  the Acquisition Warrants,
                                            the  GKN   Warrants,   the   Prepaid
                                            Warrants and the Incentive  Warrants
                                            and  16,829,243   shares  of  Common
                                            Stock   assuming   the  exercise  or
                                            conversion,  as the case may be,  of
                                            all  such  options,   warrants,   or
                                            preferred stock.

NASDAQ SmallCap Market Symbol............   Common Stock: NTPL

Boston Stock Exchange Symbol.............   Common Stock: NPL

                                 Use of Proceeds

         The Company will not receive any proceeds from the resale of the Common Stock offered by the Selling Shareholders hereby or the exercise of the Prepaid Warrants or the conversion of the Convertible Preferred Stock. The Company will receive the proceeds from the exercise of each of the Options, the Warrants, the 1996 Warrants, the 1996 Purchase Option Warrants, the Netplex Warrants, the Kirlin Warrants, the GKN Warrants, the Acquisition Warrants and the Incentive Warrants. The net proceeds of which will amount to $6,710,740 if all such securities are exercised, after deducting the estimated expenses of this offering. The Company intends to apply any net proceeds from such exercises for the development of additional core competency practice units, geographic expansion, marketing and working capital and other general corporate purposes.

--------------
         (1) Unless otherwise indicated, the references to Common Stock outstanding do not give effect to (i) 150,000 shares of Common Stock issuable upon exercise of the Warrants at $3.00 per share; (ii) 1,129,438 shares of Common Stock issuable upon conversion of the Convertible Preferred Stock; (iii) 1,575,000 shares of Common Stock issuable upon exercise of the 1996 Warrants;
(iv) 87,500 shares of Common Stock issuable upon conversion of the Purchase Option Preferred Stock; (v) 87,500 shares of Common Stock issuable upon exercise of the 1996 Purchase Option Warrants (vi) 3,000,000 shares of the Common Stock issuable upon exercise of stock options which may be granted under the Company's 1992 Incentive and Non-Qualified Stock Option Plan (the "1992 Plan"), of which options to purchase 2,181,000 shares of Common Stock at an average exercise price of approximately $1.06 per share have been issued; (vii) 100,000 shares of Common Stock issuable upon exercise of stock options which may be issued under the Company's 1995 Directors' Stock Option Plan (the "Directors' Plan"), of which options to purchase 60,000 shares of Common Stock at exercise prices ranging from $2.50 per share to $3.56 per share have been granted; (viii) 800,000 shares of Common Stock issuable upon exercise of stock options which may be granted under the 1995 Consultant's Stock Option Plan (the "Consultant's Plan"), of which options to purchase 205,000 shares of Common Stock at exercise prices ranging from $1.57 per share to $3.00 per share have been granted; (ix) 170,000 shares of Common Stock issuable upon exercise of the Options at an exercise price of $4.00 per share; (x) 150,000 shares of Common Stock issuable upon the exercise of the Netplex Warrants at an exercise price of $2.50 per share, (xi) 75,000 shares of Common Stock issuable upon the exercise of the Kirlin Warrants at an exercise price of $3.50 per share; (xii) 130,435 shares of Common Stock issuable upon the exercise of the Acquisition Warrants at an average exercise price of $1.65; (xiii) 150,000 shares of Common Stock issuable upon the exercise of the GKN Warrants at an exercise price of $1.50 per share; (xiv) 4,000,000 shares of Common Stock issuable upon the exercise of the Prepaid Warrants; and
(xv) 117,000 shares of Common Stock issuable upon the exercise of the Incentive Warrants at an exercise price of $1.47 per share.

                                  Risk Factors

         The   securities   offered  hereby  involve  a  high  degree  of  risk.
Prospective investors should carefully consider the following risk factors, as well as information contained elsewhere in this Prospectus.

         Operating Losses. The Company had a net loss of $2,873,603 for the year ended December 31, 1997 and $415,257 for the three months ended March 31, 1998. The Company anticipates that losses, on a consolidated basis, will continue until such time, if ever, that it can generate sufficient revenues from the sales of its products and services to cover operating costs. There can be no assurance that the Company's operations, on a consolidated basis, will become profitable or that the Company, on a consolidated basis, will ever be able to generate cash flows sufficient to meet its operating costs and sustain its operations.

         Limited Working Capital; Possible Need for Additional Financing; Uncertainty of Capital Funding. As of March 31, 1998, the Company had negative working capital of $347,434. After giving effect to the 1998 Private Placement and the April 1998 Private Placement, the Company as of March 31, 1998 on a pro forma basis had working capital of $1,162,741. Management believes that its existing resources will be adequate for the Company's cash needs through December 31, 1998. Beyond such period, the Company may need to raise substantial additional capital to fund its operations. There can be no assurance that additional financing will be available on acceptable terms or available at all. If additional funds are raised by issuing equity securities, further dilution to shareholders could result. If adequate funds are not available, the Company may be required to delay, curtail, reduce the scope of or eliminate (i) the expansion of its operations and/or (ii) its marketing and sales efforts which could materially adversely affect the financial and business operations of the Company.

         NASDAQ Listing. The Company's Common Stock currently is quoted or traded on NASDAQ and The Boston Stock Exchange, respectively. As of December 31, 1997, the Company did not meet the new requirements. The Company believes that with the proceeds from the Related Party Offering, the 1998 Private Placement and the April 1998 Private Placement, it is in compliance with NASDAQ's requirements. However, there can be no assurance that the Company will continue to meet the applicable requirements for continued listing. NASDAQ is currently reviewing whether the Company is in compliance with the new requirements and the terms of the 1998 Private Placement. The failure to meet the new NASDAQ requirements may result in the Common Stock no longer being eligible for quotation on NASDAQ and trading, if any, of the Common Stock would thereafter be conducted in the non-NASDAQ over-the-counter market. As a result of such delisting of the Common Stock from NASDAQ, it may be more difficult for investors to dispose of, or to obtain accurate quotations as to the market value of, the Common Stock.

         Potential Fluctuations in Quarterly Results. Variations in the Company's revenues and operating results could occur from time to time as a result of a number of factors, such as the number and dollar value of client engagements commenced and completed during a quarter, the number of working days in a quarter and employee hiring and utilization rates. The timing of revenues is difficult to forecast because the Company's sales cycle is relatively long in the case of new clients and may depend on factors such as the size and scope of assignments and general economic conditions. Because a high percentage of the Company's expenses are relatively fixed, a variation in the timing of the initiation or the completion of client assignments, particularly at or near the end of any quarter, can cause significant variations in operating results from quarter to quarter and could result in reported losses for that quarter. The Company's engagements generally are terminable at will and at the discretion of the client. An unanticipated termination of a major project could require the Company to maintain or terminate under-utilized employees, resulting in a higher than expected number of unassigned persons or higher severance expenses. While professional staff must be adjusted to reflect active projects, the Company must maintain a sufficient number of senior professionals to oversee existing client projects and participate with its sales force in securing new client assignments. Because some of the Company's engagements are performed on a fixed-price basis, the Company also bears the risk of cost overruns and inflation. The Company's operating results may also vary depending on factors such as new product introductions by the Company and others, and market acceptance of new and enhanced versions of the Company's products.

         Dependence Upon Key Personnel. The Company's future success will depend in large part on the continued services of Gene Zaino, the Company's President and Chief Executive Officer, and of the Company's technical, marketing, sales and management personnel, as well as on its ability to continue to attract, motivate and retain highly qualified employees. The Company has a $1,000,000 key man insurance policy on the life of Mr. Zaino. The Company's employees may voluntarily terminate their employment at any time. Competition for such employees is intense, and the process of locating technical, marketing, sales and management personnel with the combination of skills and attributes required to execute the Company's strategy is often lengthy. The Company believes that it will need to hire additional technical personnel in order to enhance existing products and to develop new products and to hire new sales personnel in order to sell their products. If the Company is unable to hire additional technical personnel, the development of new products and enhancements will likely be delayed. If the Company is unable to hire additional sales personnel, the sale of existing and new products will likely be adversely impacted. The inability to attract new personnel could have a material adverse effect upon the Company's results of operations and research and development efforts. In particular, the Company's success will depend in large part upon its ability to attract and retain qualified project managers. While to date the Company has had no difficulty in attracting and retaining qualified employees, qualified project managers are in particularly great demand and are likely to remain a limited resource for the foreseeable future and, accordingly, there can be no assurance that the Company will be able to retain and attract qualified project management.

         Competition. The Company provides information technology services. The information technology services market comprises a large number of participants, is subject to rapid changes, and is highly competitive. The market includes participants from a variety of market segments, including systems consulting and integration firms, contract programming companies, the professional service groups of computer equipment companies such as Hewlett-Packard Company, IBM, Unisys Corporation and Digital Equipment Corporation, facilities management and MIS outsourcing companies, "Big Six" accounting firms, and general management consulting firms. The Company's competitors in this area also include companies such as Andersen Consulting, Technology Solutions Corporation, SHL Systemhouse, Inc., Innovative Information Systems, Inc., Cap Gemini America, Business System Group, Computer Sciences Corporation, Electronic Data Systems Corporation and Keane, Inc. Many participants in the information technology services market have significantly greater financial, technical and marketing resources and greater name recognition than the Company and generate greater systems consulting and integration revenues than does the Company. In addition, the information technology services market is highly fragmented and served by numerous firms, many of which serve only their respective local markets. The Company believes that the principal competitive factors in the information technology services industry include responsiveness to client needs, speed of project implementation, quality of service, price, project management capability and technical expertise. The Company believes that its ability to compete also depends in part on a number of competitive factors outside its control, including the ability of its competitors to hire, retain and motivate senior project managers, the Company's products and services, the price at which others offer comparable services, and the extent of their competitors' responsiveness to customer needs.

         Legal Uncertainties. There are many legal uncertainties concerning technical services firms, including the extent of such a company's liability for violations of employment and discrimination laws. Such liability can include violations of employment and discrimination laws committed by consultants the Company provides to its customers. Accordingly, the Company may be subject to liability for violations of these or other laws even if it does not participate in the commission of such violations. The Company believes it is in compliance in all material respects with all applicable rules, regulations and licensing requirements.

         Project Risks. Occasionally, the Company is required to guarantee to its customers that the integrated system on which it is consulting will operate properly when completed. Rapid changes in technology or other unforeseen developments can make any such guarantee difficult to meet and can expose the Company to loss of the costs incurred by it and revenue anticipated to be derived, in connection with any such project.

         Outstanding Options and Warrants. There are currently outstanding options and warrants to purchase 3,463,435 shares (not including the Prepaid Warrants) in the aggregate at exercise prices ranging between $.97 to $4.00 per share. In addition, there are currently 1,129,438 shares of Convertible Preferred Stock outstanding. The exercise of such options and warrants or the conversion of the Convertible Preferred Stock will have a dilutive effect on the ownership interests of the Company's existing shareholders. In addition, the exercise price of the outstanding warrants and options issued by the Company or the conversion of Convertible Preferred Stock and the sale of the underlying shares of Common Stock (or even the potential of such exercise or sale) may have a depressive effect on the market price of the Company's securities depending on the timing of such sales, and may have a dilutive effect on the book value per share of Common Stock. Moreover, the terms upon which the Company will be able to obtain additional equity capital may be adversely affected because the holders of the outstanding warrants and options and Convertible Preferred Stock can be expected to exercise or convert them, to the extent they are able to, at a time when the Company would, in all likelihood, be able to obtain any needed capital on terms more favorable to the Company than those provided in the warrants and options. In addition, depending upon market conditions at the time of exercise of the Prepaid Warrants, the number of shares of Common Stock issuable upon such exercise could increase significantly in the event of a decrease in the trading price of the Common Stock. Purchasers of Common Stock could therefore experience significant dilution upon exercise of the Prepaid Warrants.

         Issuance of Indeterminate Amount of Shares Upon the Exercise of Prepaid Warrants. The number of shares of Common Stock issuable upon the exercise of the Prepaid Warrants is determined by taking the lower of $1.47 or the average of the bid price of the Common Stock immediately prior to exercise. Accordingly, the number of shares of Common Stock issuable upon the exercise of the Prepaid Warrant could fluctuate.

         Failure or Inability to Register Shares; Failure to Obtain Shareholder Approval. If the Company fails or is unable to timely register any of the shares of Common Stock issuable upon exercise of the Prepaid Warrants and/or the Incentive Warrants, or if the Company fails to maintain its listing on the NASDAQ SmallCap Market or if the Company fails to obtain shareholder approval of certain of the transactions contemplated by the 1998 Private Placement, the Company will incur penalties and costs pursuant to the terms of the Prepaid Warrants and that certain registration rights agreement among the Company and the purchasers of the Prepaid Warrants, which may have a material and adverse effect on the Company's financial condition and results of operations.

         Common Stock Eligible for Future Sale. Future sales of shares of Common Stock by existing shareholders under Rule 144 of the Act or through the exercise of outstanding registration rights or the issuance of shares of Common Stock upon the exercise of options or warrants or the conversion of the Convertible Preferred Stock could materially adversely affect the market price of the Common Stock and could materially impair the Company's future ability to raise capital through an offering of equity securities. A substantial number of shares of Common Stock are available for sale under Rule 144 in the public market or will become available for sale in the near future and no predictions can be made as to the effect, if any, that market sales of such shares or the availability of such shares for future sale will have on the market price of the Common Stock prevailing from time to time.

         No Dividends. The Company has paid no dividends on its outstanding Common Stock and anticipates that income, if any, received from operations will be devoted to the Company's future operations. In addition, dividends on Common Stock are subject to the preferences for dividends on the Convertible Preferred Stock. Accordingly, the Company does not anticipate the payment of cash dividends on its Common Stock in the foreseeable future. Any future dividends will depend upon earnings, if any, of the Company, its financial requirements, and other factors.

                                 USE OF PROCEEDS

Exercise of Options, Warrants, 1996 Warrants, 1996 Purchase Option Warrants, Netplex Warrants, Kirlin Warrants, Acquisition Warrants, GKN Warrants and Incentive Warrants.

         Assuming that all of the Options registered herein, the Warrants, 1996 Warrants, 1996 Purchase Option Warrants, Netplex Warrants, Kirlin Warrants, Acquisition Warrants, GKN Warrants and Incentive Warrants are exercised, the net proceeds to the Company upon the exercise of such warrants and options is estimated to be approximately $6,710,740. The Company intends to apply any net proceeds from such exercises for the development of additional core competency practice units, geographic expansion, marketing and working capital and other general corporate purposes.

Conversion of Preferred Stock and Exercise of the Prepaid Warrants

         The Company will not receive any proceeds from the conversion of the Convertible Preferred Stock or the exercise of the Prepaid Warrants.

Offering by Selling Shareholders

         The Company will not receive any of the proceeds from the sale of any of the Shares.

                              SELLING SHAREHOLDERS

         The following table sets forth (i) the number of shares of Common Stock owned by each Selling Shareholder at April 30, 1998; (ii) the number of shares being offered for resale hereby by each Selling Shareholder; and (iii) the number and percentage of shares of Common Stock to be held by each Selling Shareholder after the completion of this Offering. Except as otherwise indicated in the footnotes to such table, none of such Selling Shareholders has been an officer, director or employee of the Company for the past three years. The Shares being offered hereby are being registered to permit public secondary trading, and the Selling Shareholders may offer all or part of the Shares for resale from time to time. However, such Selling Shareholders are under no obligation to sell all or any portion of such Shares nor are such Selling Shareholders obligated to sell any Shares immediately under this Prospectus.

         All information with respect to share ownership has been furnished by the Selling Shareholders. Because the Selling Shareholders may sell all or part of their Shares no estimates can be given as to the number of Shares that will be held by any Selling Shareholders upon termination of any offering made hereby. See "PLAN OF DISTRIBUTION."

         In connection with the Prepaid Warrant Shares and the Incentive Warrant Shares, the Company granted such Selling Shareholders certain registration rights pursuant to which the Company agreed to keep the Registration Statement, of which this Prospectus is a part, effective until the date that all of such Shares have been sold pursuant to the Registration Statement. The Company has agreed to indemnify such Selling Shareholders and each of their officers, directors, employees, partners, legal counsel and accountants, and each underwriter, if any, and each person who controls any such underwriter, against certain expenses, claims, losses, damages and liabilities (or action in respect thereof). The Company has agreed to pay its expenses of registering the Shares under the Securities Act, including registration and filing fees, blue sky expenses, printing expenses, accounting fees, administrative expenses and its own counsel fees.

         Pursuant to Rule 416 under the Securities Act, Selling Shareholders may also offer and sell Shares issued with respect to the Prepaid Warrants and/or the other warrants, options and Convertible Preferred Stock as a result of (i) stock splits, stock dividends or similar transactions and (ii) the effect of anti-dilution provisions contained in the underlying documents. In addition, in the case of the Shares underlying the Prepaid Warrants, there maybe changes in the number of shares offered hereby due to changes in the exercise price of the Prepaid Warrants in accordance with the terms thereof. This is not intended to constitute a prediction as to the number of Shares into which the Prepaid Warrants will be exercised. Moreover, in the case of the Shares underlying the Prepaid Warrants, the number of Shares owned and offered for sale hereby represents an estimate of the number of shares of Common Stock issuable upon conversion of or otherwise with respect to the Prepaid Warrants, based on 200% of the number of shares of Common Stock issuable at an exercise price of $1.47 in accordance with Rule 416 and the terms of the Prepaid Warrants.


                                             Number of Shares of Common        Shares to be
                                              Stock Beneficially Owned           Sold in         Shares Beneficially Owned
       Name                                    Prior to Offering(1)            Offering(21)            After Offering
       ----                                    --------------------            ------------            --------------
                                                Number             Percent                            Number         Percent
                                                ------             -------                            ------         -------

Harvey B. Adams                                 51,455(2)             *              51,455             0               0
Ronald J. Adams                                 12,500(10)            *              12,500             0               0
Larry Altman                                    26,455(2)             *              26,455             0               0
Jan Arnett, M.D.                                51,455(2)             *              51,455             0               0
B&B Trading Corp. Retirement                    51,455(2)             *              51,455             0               0
Plan
Neil Bellet                                     25,000(10)            *              25,000             0               0
Kenneth Cole                                     77,182               *              77,182             0               0
Craig W. Effron                                 12,500(10)            *              12,500             0               0
Drew Effron                                     12,500(10)            *              12,500             0               0
Richard Etra                                    25,728(2)             *              25,728             0               0
Steven Etra                                    102,909(2)            1.1            102,909             0               0
F&T Planning Centers, Inc.                      25,728(2)             *              25,728             0               0
Ernest Gottdiener                               25,000(10)            *              25,000             0               0
Scott & Lee Havens, JTWROS                      26,455(10)            *             26,455(10)          0               0
Gloria Hindes                                   25,728(2)             *              25,728             0               0
Frank & Charlotte Joy, JTWROS                   12,500(10)            *              12,500             0               0
Stuart Kahn & Company                           12,500(10)            *              12,500             0               0
Daniel Kaplan                                   12,500(10)            *              12,500             0               0
Richard Kaufman & Elaine J.                     51,455(2)             *              51,455             0               0
Leanaut, JTWROS
Norman Kurtz                                     51,455               *              51,455             0               0
Howard Landis                                  158,344(2)(3)         1.7            158,344             0               0
Dr. Steven B. Landman                            6,250(10)            *               6,250             0               0
Mariwood Investments                            25,000(10)            *              25,000             0               0
The Northern Union Club                        102,909(2)            1.1            102,909             0               0
Russell D. Pollock & Susan K.                   12,864(2)             *              12,864             0               0
Waldman, JTWROS
Mark H. Rachesky                               102,909(2)            1.1            102,909             0               0
RJB Partners                                    25,728(2)             *              25,728             0               0
Steven Rosen                                    12,500(10)            *              12,500             0               0
Alan J. Rubin                                   25,000(10)            *              25,000             0               0
Jeffery Rubenstein                              25,000(10)            *              25,000             0               0
Leonard M. Schiller                             12,500(10)            *              12,500             0               0
Phillip J. Schiller                             12,500(10)            *              12,500             0               0
Curtis Schenker                                 12,500(10)            *              12,500             0               0
Dean Spellman                                    6,250(2)             *               6,250             0               0
David Thalheim Revocable Living                 39,682(2)             *              39,682             0               0
Trust DTD 3/5/96
Greg Trubowitsch                                12,864(2)             *              12,864             0               0


                                             Number of Shares of Common        Shares to be
                                              Stock Beneficially Owned           Sold in         Shares Beneficially Owned
       Name                                    Prior to Offering(1)            Offering(21)            After Offering
       ----                                    --------------------            ------------            --------------
                                                Number             Percent                            Number         Percent
                                                ------             -------                            ------         -------
Richard Warren                                  12,500(10)            *              12,500             0               0
Charles Warshaw                                 25,000(10)            *              25,000             0               0
Michael Weissman                                25,000(10)            *              25,000             0               0
Woodland Partners                              125,000(10)          1.9%            125,000             0               0
William Wolfson                                 12,500(10)            *              12,500             0               0
Mel Atlas                                       25,728(2)             *              25,728             0               0
Marvin Baron                                    77,182(2)             *              77,182             0               0
Norman Basner                                   25,728(2)             *              25,728             0               0
Arthur Birnbaum                                 25,728(2)             *              25,728             0               0
Edward Cohen                                    25,728(2)             *              25,728             0               0
Michael Cohen                                   25,728(2)             *              25,728             0               0
Bruce Frankel                                   25,728(2)             *              25,728             0               0
Morris Goldfarb                                 51,455(2)             *              51,455             0               0
Stuart Goldstein                                25,728(2)             *              25,728             0               0
Gertrude Gordon                                 25,728(2)             *              25,728             0               0
Jeffrey Greenstein                              25,728(2)             *              25,728             0               0
Jeffrey Herdan                                  51,455(2)             *              51,455             0               0
James Jannello                                  25,728(2)             *              25,728             0               0
Harry Karten                                    25,728(2)             *              25,728             0               0
Joel Katz Profit Sharing Plan                   25,728(2)             *              25,728             0               0
Steven Kess                                     25,728(2)             *              25,728             0               0
Anton & Margie Kirincic, JTWROS                 25,728(2)             *              25,728             0               0
Abraham Klein                                  102,909(2)            1.1            102,909             0               0
Susan Lary                                      51,455(2)             *              51,455             0               0
Zena Lary Trust                                 25,728(2)             *              25,728             0               0
Monis Lev                                       25,728(2)             *              25,728             0               0
Ruben Levitin & Jamie Walter                    25,728(2)             *              25,728             0               0
Cordoba, JTWROS
Miguel Lieber                                   25,728(2)             *              25,728             0               0
Charles Lindner                                 25,728(2)             *              25,728             0               0
Peter Lontai, M.D.                              25,728(2)             *              25,728             0               0
Alvin Margulies                                 25,728(2)             *              25,728             0               0
John Milcetich                                 102,909(2)            1.1            102,909             0               0
Mel Paikoff                                     25,728(2)             *              25,728             0               0
Jaques Palombo                                  25,728(2)             *              25,728             0               0
Bertram Podell                                  25,728(2)             *              25,728             0               0
Milton & Blanche Prane, JTWROS                  25,728(2)             *              25,728             0               0
Mark Rubin                                      51,455(2)             *              51,455             0               0


                                             Number of Shares of Common        Shares to be
                                              Stock Beneficially Owned           Sold in         Shares Beneficially Owned
       Name                                    Prior to Offering(1)            Offering(21)            After Offering
       ----                                    --------------------            ------------            --------------
                                                Number             Percent                            Number         Percent
                                                ------             -------                            ------         -------

Stanley Spielman Profit Sharing                 26,455(2)             *              26,455             0               0
Plan
Stanley Spielman                                76,455(4)             *              76,455             0               *
Ben Bazian(6)                                    66,920               *              56,920           10,000            *
Michael C. Buchner(6)                               615               *                 615             0               *
Eden Cowans(6)                                    4,096               *               1,846           2,250             *
Dale A. Dillow(6)                                 3,077               *               3,077             0               *
Stan W. Fischer(5)(6)                           498,380             7.4%            448,380           50,000            *
Frank D. Henderson(6)                            47,112               *              24,612           22,500            *
David Koehler(6)                                 39,960               *              18,460           21,500            *
Leo Komorowski(6)                                   615               *                 615             0               *
Don L. Lehman(6)                                 13,077               *               3,077           10,000            *
Michelle Love(6)                                  1,115               *                 615            500              *
Joseph McCoy(6)                                  63,460               *              33,460           30,000            *
James L. Patterson(6)                             5,077               *               3,077           2,000             *
Azita L. Rutti(6)                                   308               *                 308             0               *
Andrew W. Schug(6)                                  308               *                 308             0               0
John & Elizabeth Ann Thompson,                  418,246             5.2%            230,746          187,500           2.0%
JTWROS(6)
Ann M. Utt(6)                                     4,346               *               1,846           2,500             *
John P. Williams(5)(6)                              308               *                 308             0               *
Gene F. Zaino(5)(6)                           1,637,350             17.4%         1,322,350          315,000           3.4%
Scott Pogoda                                    644,778             8.2%            644,778             0               0
P.O. Box 10229
Zephyr Cove, Nevada  89448
Ayudh Athakravi-Soonthorn                       177,212             2.8%            177,212             0               0
GKN Securities Corp.                           202,936(7)           2.2%            202,936             0               0
David M. Nussbaum                               14,438(8)             *              14,438             0               0
Roger Gladstone                                 14,438(8)             *              14,438             0               0
Robert Gladstone                                14,438(8)             *              14,438             0               0
Richard Goldstein(9)                            12,500(9)             *               5,000           7,500             *
Ted Tashlik                                     25,728(10)            *              25,728             0               0
Saul Victor Profit Sharing Plan                 25,728(10)            *              25,728             0               0
Kirlin Securities, Inc.                        108,750(11)            *             108,750             0               0
Louis Rosenwein                                 160,000             1.7%            160,000             0               0
Eva Low                                        151,455(12)            *            151,455(12)          0               0
Eli Oxenhorn                                    50,000(13)            *              50,000             0               0
Irwin Lieber                                   175,000(14)          1.9%            175,000             0               0
Barry Rubenstein                               175,000(15)          1.9%            175,000             0               0
Ronald Birnbaum                                 45,000(16)            *              40,000             0               *
Seymour Cohen                                  105,000(17)          1.1%            105,000             0               *


                                             Number of Shares of Common        Shares to be
                                              Stock Beneficially Owned           Sold in         Shares Beneficially Owned
       Name                                    Prior to Offering(1)            Offering(21)            After Offering
       ----                                    --------------------            ------------            --------------
                                                Number             Percent                            Number         Percent
                                                ------             -------                            ------         -------

David O. Lindner                                19,875(18)            *              19,875             0               0
Anthony J. Kirincig                             19,875(18)            *              19,875             0               0
Robert A. Paduano                                3,150(18)            *              15,000             0               0
Susan Paduano                                    2,100(18)            *               2,100             o               0
Steven Wolosky                                  10,000(19)            *              10,000             0               0
James P. McNeil                                 10,000(19)            *              10,000             0               0
Zanett Lombardier, Ltd.                      1,076,440(20)(22)(23)  10.7%         1,076,440             0               0
David McCarthy                                   21,968(20)(22)(23)   *              21,968             0               0
The Zanett Securities                            39,000(24)           *              39,000             0               0
Corporation
David Cohen                                      25,000               *              25,000             0               0
Richard DeAngelis                                 5,000               *               5,000             0               0
Andrew O'Lear                                    15,000               *              15,000             0               0
Seymour Feinstein                                10,000               *              10,000             0               0
Dr. & Mrs. Elliott & Lillian                     15,000               *              15,000             0               0
Hahn
Leonard Katz                                     10,000               *              10,000             0               0
Alan Ross                                        15,000               *              15,000             0               0
Fred Taubman                                      5,000               *               5,000             0               0
Thomas Matusak                                   25,000               *              10,000             *               *
Amy O'Donnell                                    17,500               *               5,000             *               *
Robert Baillie                                    5,000               *               5,000             0               0
Lawrence Friedman                                 5,000               *               5,000             0               0
George Gellert                                  140,000             1.6%            140,000             0               0
Max Gonenn                                       50,000               *              50,000             0               0
Peter & Linda Gurman                             15,000               *              15,000             0               0
Armand & Barbara Herreras                        10,000               *              10,000             0               0
Konrad Krill                                     15,000               *              15,000             0               0
Russell Rothstein                                12,000               *              12,000             0               0
Eddie Shain                                      20,000               *              20,000             0               *
Steven Wasserstrom                              140,000             1.6%            120,000             *               0
Jay Zelnick                                       5,000               *               5,000             0               0
Paulette Aaronson                                10,000               *              10,000             0               0
Dr. Michael Abrams                               10,000               *              10,000             0               0
Robert Carpentier                                10,000               *              10,000             0               0
Phyllis Cheng                                    15,000               *              15,000             0               0
Howard Cooper                                     5,000               *               5,000             0               0
George & Patti Cooper, JTWROS                    15,000               *              15,000             0               0
Frank Dinaro                                      5,000               *               5,000             0               0


                                             Number of Shares of Common        Shares to be
                                              Stock Beneficially Owned           Sold in         Shares Beneficially Owned
       Name                                    Prior to Offering(1)            Offering(21)            After Offering
       ----                                    --------------------            ------------            --------------
                                                Number             Percent                            Number         Percent
                                                ------             -------                            ------         -------

James Dinaro                                     15,000               *              15,000             0               0
Herbert Katz                                     10,000               *              10,000             0               0
Helena Marks                                      5,000               *               5,000             0               0
Stanley Oken                                     10,000               *              10,000             0               0
Dr. Steven Oken                                  15,000               *              15,000             0               0
Joe Piazza                                        5,000               *               5,000             0               0
Matthew Reich                                    25,000               *              25,000             0               0
Dr. & Mr. Sara & Andrew,                         10,000               *              10,000             0               0
Rosenwen & Warshaw
Jordan Rosenwein Trust                           10,000               *              10,000             0               0
Robert Rosenwein Trust                           10,000               *              10,000             0               0
Dr. & Mrs. Stuart & Renee                        10,000               *              10,000             0               0
Schwartz
Robert Spielman                                  10,000               *              10,000             0               0
Ben Wigder                                       10,000               *              10,000             0               0
Marc Wigder                                       5,000               *               5,000             0               0
Andrew Zaino                                      5,000               *               5,000             0               0
Douglas Austin                                   57,400               *              37,400           20,000            *
Janet Fischer                                    10,500               *               9,000           1,500             *
Steven Giles                                     57,400               *              37,400           20,000            *
Kirby Joss                                        3,100               *               1,600           1,500             *
Charles Craft                                     3,100               *               1,600           1,500             *
Brian Weaver                                      9,500               *               8,000           1,500             *
Phil Zaro                                        50,000               *              50,000             0               0
Steve Hanau                                      15,000               *              15,000             0               0
Pam Lawler                                       15,000               *              15,000             0               0
Stuart Wachnin                                   17,500               *              17,500             0               0
Patrick Lawler                                   15,000               *              15,000             0               0
Kathi Ali'varius                                  8,000               *               7,500            500              *
James Rhodes                                      5,000               *               5,000             0               *
Roger Toms                                       10,000               *               7,500           2,500             *
Philip Baratz                                    10,000               *              10,000             0               0
Martin & Lorraine Bedick                         10,000               *              10,000             0               0
Averell Elliot                                    5,000               *               5,000             0               0
Ben Geret                                        10,000               *              10,000             0               0
Dalewood Assoc. LP                              250,000             2.8%            250,000             0               0
Erez Gottlieb                                     5,000               *               5,000             0               0
Roy Larson                                        5,000               *               5,000             0               0
Eric Ovits                                        5,000               *               5,000             0               0
Jacob & Rivkah Ovits                             10,000               *              10,000             0               0


                                             Number of Shares of Common        Shares to be
                                              Stock Beneficially Owned           Sold in         Shares Beneficially Owned
       Name                                    Prior to Offering(1)            Offering(21)            After Offering
       ----                                    --------------------            ------------            --------------
                                                Number             Percent                            Number         Percent
                                                ------             -------                            ------         -------

Shermon Feldman Stauber                          15,000               *              15,000             0               0
Keith & Jessica Wasserstrom                      30,000               *              30,000             0               0
Christian Yegan                                  30,000               *              30,000             0               0
Paul Martinowitz                                  7,500               *               7,500             0               0
Susan Abbracciamento                             10,000               *              10,000             0               0
Robert Hammer                                    10,000               *              10,000             0               0
Michail Steightz                                  5,000               *               5,000             0               0
Howard Cooper                                     5,000               *               5,000             0               0
Gus Bassam                                       10,000               *              10,000             0               0
David Kalichman                                  80,000               *              80,000             0               0

------------------
* Less than one percent.
(1) Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to securities. Shares of the Company's Common Stock subject to options, warrants and convertible preferred stock currently exercisable or convertible, or exercisable or convertible within sixty (60) days, are deemed outstanding for computing the percentage of the person holding such options or warrants but are not deemed outstanding for computing the percentage of any other person.
(2) Consists of presently issuable Conversion Shares underlying Convertible Preferred Stock and 1996 Warrant Shares issuable upon exercise of the 1996 Warrants. All of such Conversion Shares and 1996 Warrant Shares are being offered for resale pursuant to this Prospectus.
(3) Mr. Landis was a Director of the Company from June 1996 until August 1997. Consists of 52,909 Conversion Shares, 50,000 1996 Warrant Shares, 30,435 Acquisition Warrant Shares and 25,000 Acquisition and Related Party Offering Shares.
(4) Includes (i) 26,455 1996 Conversion Shares underlying Convertible Preferred Stock; and (ii) 50,000 Acquisition and Related Party Offering Shares, all of which are being offered for resale pursuant to this Prospectus.
(5) Mr. Zaino has been a Director of the Company since August 1995 and the President and Chief Executive Officer of the Company since June 1996 and Mr. Fischer is an employee and member of the senior management team of the Company. Includes, with respect to Mr. Zaino and Mr. Fischer, options to purchase 315,000 and 50,000 shares of Common Stock, respectively, which are presently exercisable or exercisable within 60 days.
(6) Has been an employee of the Company or a subsidiary of the Company since at least June 1996.
(7) Consists of (i) 26,468 presently issuable Purchase Option Conversion Shares underlying shares of Convertible Preferred Stock; (ii) 26,468 1996 Purchase Option Warrant Shares; and (iii) 150,000 GKN Shares underlying the GKN Warrants. The 1996 Purchase Options are presently exercisable until September 19, 2001 and the 1996 Purchase Option Warrants, upon grant, would be exercisable at any time during the period commencing March 19, 1997 and ending September 19, 2001. The GKN Warrants are exercisable commencing March 2, 1998 until March 2, 2000. All of such Purchase Option Conversion Shares, 1996 Purchase Option Warrant Shares and GKN Shares are being offered for resale pursuant to this Prospectus.
(8) Consists of (i) 7,219 presently issuable Purchase Option Conversion Shares underlying shares of Convertible Preferred Stock and (ii) 7,219 1996 Purchase Option Warrant Shares. The 1996 Purchase Options are presently exercisable until September 19, 2001 and the 1996 Purchase Option Warrants, upon grant, would be exercisable at any time during the period commencing March 19, 1997 and ending September 19, 2001. All of such Purchase Option Conversion Shares and 1996 Purchase Option Warrant Shares are being offered for resale pursuant to this Prospectus.
(9) Consists of 5,000 Acquisition and Related Party Offering shares and options to purchase 7,500 shares of common stock that are presently exercisable. Mr. Goldstein has been a Director since July 1996.
(10)   Consists of shares issuable upon exercise of 1996 Warrant Shares.
(11) Consists of (i) 39,375 presently issuable Purchase Option Conversion Shares underlying 1996 Purchase Options; (ii) 39,375 1996 Purchase Option Warrant Shares underlying 1996 Purchase

       Option Warrants, which presently issuable Purchase Option Warrants underlie 1996 Purchase Options; and (iii) 30,000 Kirlin Shares. The 1996 Purchase Options are presently exercisable until September 19, 2001 and the 1996 Purchase Option Warrants, upon grant, would be exercisable at any time during the period commencing March 19, 1997 and ending September 19, 2001. All of such 1996 Purchase Option Shares, 1996 Purchase Option Warrant Shares and Kirlin Shares are being offered for resale pursuant to this Prospectus.
(12) Consists of Conversion Shares, 1996 Warrant Shares and Acquisition Warrant Shares
(13) Consists of 50,000 Option Shares issuable upon exercise of the Options, which Options are presently exercisable. All of such Option shares are being offered for resale pursuant to this Prospectus. Mr. Oxenhorn was a Director of the Company for more than 2 years prior to August 1995.
(14) Consists of 50,000 Option Shares and securities held by Woodland Partners ("Woodland"). Mr. Lieber may be deemed a beneficial owner of such securities. Mr. Lieber disclaims beneficial ownership of such securities. Mr. Lieber was a Director of the Company until August 1995.
(15) Consists of 50,000 Option Shares and securities held by Woodland. Mr. Rubenstein may be deemed to be a beneficial owner of such securities. Mr. Rubenstein disclaims beneficial ownership of all such securities. Mr. Rubenstein was a Director of the Company until August 1995.
(16) Includes 45,000 Warrant Shares issuable upon exercise of the Warrants. All of such Warrant Shares are being offered for resale pursuant to this Prospectus.
(17) Includes 105,000 Warrant Shares issuable upon exercise of the Warrants. All of such Warrant Shares are being offered for resale pursuant to this Prospectus.
(18) Consists of Kirlin Shares, all of which are being offered for resale pursuant to this Prospectus.
(19) Consists of 10,000 Option Shares issuable upon exercise of the Options. All of such Option Shares are being offered for resale pursuant to this Prospectus.
(20) Assumes that such Selling Shareholder will convert its Prepaid Warrants into Common Stock at a price of $1.47 per share and eliminates any fractional shares. Pursuant to the terms of each Prepaid Warrant, the Selling Shareholders may convert each Prepaid Warrant into such number of shares of Common Stock as is determined by dividing $1,000 by the lesser of (i) the five (5) lowest closing bid prices for the Common Stock on the Nasdaq SmallCap Market for the twenty trading days prior to the date of exercise or (ii) $1.47.
(21) Assumes that each of the Selling Shareholders sells a pro-rata portion of the shares of Common Stock offered hereby during the effective period of the Registration Statement. The actual number of shares of Common Stock offered hereby is subject to change and could be materially greater or less than the estimated amount indicated, depending upon a number of factors, including with respect to all Selling Shareholders whether the number of shares of the Common Stock outstanding have been adjusted to account for any stock dividend, stock split and similar transactions or adjustment and, in addition, with respect to the holders of Prepaid Warrants, (i) the average closing bid price of the Common Stock for the ten trading days prior to the date of exercise and (ii) whether any of the Prepaid Warrants have been redeemed.
(22) Except under certain circumstances, none of the Selling Shareholders is entitled to exercise the Prepaid Warrants to the extent that such exercise would cause the Selling Stockholder to beneficially own more than 4.99% of the total outstanding Common Stock of the Company. Therefore, the number of shares set forth herein and which a Selling Stockholder may sell pursuant to this Prospectus may exceed the number of shares such Selling Stockholder may beneficially own as determined pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended.
(23) Consists of 1,000,000 Prepaid Warrant Shares and 76,440 Incentive Warrant Shares with respect to Zanett Lombardier, Ltd. and 20,408 Prepaid Warrant Shares and 1,560 Incentive Warrant Shares with respect to David McCarthy.
(24)   Consists of Incentive Warrant Shares.

                              PLAN OF DISTRIBUTION

       The Shares offered hereby are being offered for the account of the Selling Shareholders or by pledgees, donees or transferees of, or successors in interest to, the Selling Shareholders, directly to one or more purchasers (including pledgees) or through brokers, dealers or underwriters who may act solely as agents or may acquire Shares as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the Shares may be effected in one or more of the following methods: (i) ordinary brokers transactions, which may include long or short sales, (ii) transactions involving cross or block trades or otherwise on NASDAQ,
(iii) purchases by brokers, dealers or underwriters as principal and resale by such purchasers for their own accounts pursuant to this Prospectus, (iv) "at the market" to or through market makers or into an existing market for the Common Stock, (v) in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents,
(vi) through transactions in options, swaps or other derivatives (whether exchange listed or otherwise), or (vii) any combination of the foregoing, or by any other legally available means. In addition, the Selling Shareholders or their successors in interest may enter into hedging transactions with broker-dealers who may engage in short sales of shares of Common Stock in the course of hedging the positions they assume with the Selling Shareholders. The Selling Shareholders or their successors in interest may also enter into option or other transactions with broker-dealers that require that delivery by such broker-dealers of the Shares, which Shares may be resold thereafter pursuant to this Prospectus.

       Brokers, dealers, underwriters or agents participating in the distribution of the Shares may receive compensation in the form of discounts, concessions or commission from the Selling Shareholders and/or the purchasers of Shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). The Selling Shareholders and any broker-dealers acting in connection with the sale of the Shares hereunder may be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and any profit realized by them on the resale of Shares as principals may be deemed underwriting compensation under the Securities Act. Neither the Company nor any Selling Stockholder can presently estimate the amount of such compensation. The Company knows of no existing arrangements between any Selling stockholder and any other stockholder, dealer, underwriter or agent relating to the sale or distribution of the Shares.

       Each Selling Shareholder and any other persons participating in a distribution of securities will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M, which may restrict certain activities of, and limit the timing of purchasers and sales of securities by, Selling Shareholders and other persons participating in a distribution of securities. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions subject to specified exceptions or exemptions. All of the foregoing may affect the marketability of the securities offered hereby.

       Any securities covered by this Prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under that Rule rather than pursuant to this Prospectus.

       There can be no assurance that the Selling Shareholder will sell any or all of the shares of Common Stock offered by them hereunder or otherwise.

                                  LEGAL MATTERS

       The legality of the shares of Common Stock reoffered hereby has been passed upon for the Company by Olshan Grundman Frome & Rosenzweig LLP, New York, New York. Certain members of such firm hold options to purchase Common Stock of the Company.

                                     EXPERTS

       The consolidated financial statements of The Netplex Group, Inc. and subsidiaries as of December 31, 1997 and 1996, and for each of the years in the two year period ended December 31, 1997, incorporated by reference herein, have been incorporated by reference in the registration statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

       The Amended and Restated Certificate of Incorporation of the Company provides that the Company shall indemnify to the fullest extent permitted by New York law any person whom it may indemnify thereunder, including directors, officers, employees and agents of the Company. Such indemnification (other than as ordered by a court) shall be made by the Company only upon a determination that indemnification is proper in the circumstances because the individual met the applicable standard of conduct. Advances for such indemnification may be made pending such determination. In addition, the Amended and Restated Certificate of Incorporation provides for the elimination, to the extent permitted by New York law, of personal liability of directors to the Company and its shareholders for monetary damages for breach of fiduciary duty as directors.

       Section 721 through 726 inclusive of the New York Business Corporation Law (the "New York BCL") also contain provisions relating to the indemnification of officers and directors. The New York BCL provides that a corporation may (but is not required to) indemnify a director or officer against judgments, fines, amounts paid in settlement and reasonable expenses of litigation (other than in an action brought by the corporation against such person or by shareholders against such person on behalf of the corporation), even if the director or officer is not successful on the merits, if he acted in good faith and for a purpose he reasonably believed to be in (or not opposed to) the best interests of the corporation (and, criminal actions or proceedings, had no reason to believe his conduct was unlawful). In addition, a corporation may (but is not required to) indemnify a director or officer against amounts paid in settlement and reasonable expenses of an action brought against him by the corporation or by shareholders on behalf of the corporation, even if he is not successful on the merits, if he acted in good faith and for a purpose he reasonably believed to be in (or not opposed to) the best interests of the corporation. However, no indemnification is permitted in an action by the corporation, or shareholders on behalf of the corporation, in connection with the settlement or other disposition of a threatened or pending action or in connection with any claim, issue or matter as to which a director or officer is adjudged to be liable to the corporation, unless a court determines that, in view of all of the circumstances, he is entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper. In addition, the New York BCL provides that a director or officer shall be indemnified if such person is successful in the litigation on the merits or otherwise.

       Permitted indemnification as described above may only be made if it is authorized by the Board of Directors, in each specific case, based upon a determination that the applicable standard of conduct has been met or that indemnification is proper under New York BCL Section 721. Such authorization is made by the Board of Directors, either acting as a quorum of disinterested directors or based upon an opinion by independent legal counsel or the shareholders that indemnification is proper because the applicable standard of conduct has been met. Upon application of the person seeking indemnification, a court may also award indemnification upon a determination that the standards outlined above have been met. A corporation's board of directors may also authorize the advancement of litigation expenses to a director or officer upon receipt of an undertaking by him to repay such expenses, if it is ultimately determined that he is not entitled to be indemnified for them.

       The Company has also agreed to indemnify each director and executive officer pursuant to an Indemnification Agreement with each such director and executive officer from and against any and all expenses, losses, claims, damages and liability incurred by such director or executive officer for or as a result of action taken or not taken while such director or executive officer was acting in his capacity as a director, officer, employee or agent of the Company.

       Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

No dealer, salesman or any other person is authorized to give any information or to make any representations in connection with this offering not contained in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or solicitation of any offer to buy any security other than the Securities offered by this Prospectus or an offer by any person in any jurisdiction where such an offer or solicitation is not authorized or is unlawful. The delivery of this Prospectus shall not, under any circumstances, create any implication that information herein is correct as of any time subsequent to its date.

                                TABLE OF CONTENTS

                                                           Page


Incorporation of Certain Documents
  By Reference.......................................         4
Prospectus Summary.....................................       5
Risk Factors...........................................       8
Use of Proceeds........................................      12
Selling Shareholders...................................      13
Plan of Distribution...................................      21
Legal Matters..........................................      22
Experts................................................      22
Indemnification for Securities Act Liabilities.........      22


                        12,386,480 Shares of Common Stock



                             THE NETPLEX GROUP, INC.




                                   PROSPECTUS






                                  May __, 1998

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  Other Expenses of Issuance and Distribution.

         The expenses in connection with the issuance and distribution of the securities being registered, all of which, will be paid by the Registrant, are as follows:

         SEC Registration Fee.............      $   3,144.83
         Accounting Fees and Expenses.....         10,000.00
         Legal Fees and Expenses..........         15,000.00
         Blue Sky Fees and Expenses.......         10,000.00
         Miscellaneous Expenses...........         11,855.17
                                               -------------
         Total............................                     $50,000.00
                                                               ==========

Item 15.  Indemnification of Directors and Officers.

         Except as hereinafter set forth, there is no statute, charter provision, by-law, contract or other arrangement under which any controlling person, director or officer of the Company is insured or indemnified in any manner against liability which he may incur in his capacity as such.

         The Company's authority to indemnify its directors and officers is governed by the provisions of Article 7 of the New York Business Corporation Law (the "BCL").

         Section 722 of the BCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against judgments, fines, amounts paid in settlement, and reasonable expenses, including attorneys' fees, in connection with actions or proceedings, whether civil or criminal (other than an action by or in the right of the corporation--a
"derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except indemnification only extends to amounts paid in settlement and reasonable expenses (including attorneys' fees) incurred in connection with the defense or settlement of such actions, and the statute does not apply in respect of a threatened action, or a pending action that is settled or otherwise disposed of, and requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. Section 721 of the BCL provides that Article 7 of the BCL is not exclusive of other indemnification that may be granted by a corporation's certificate of incorporation, disinterested director vote, shareholder vote, agreement or otherwise.

         A more specific description of the relevant law is provided below.

         Section721 Nonexclusivity of Statutory Provisions for Indemnification of Directors and Officers -- The indemnification and advancement of expenses granted pursuant to, or provided by, this article shall not be deemed exclusive of any other rights to which a director or officer seeking indemnification or advancement of expenses may be entitled, whether contained in the certificate of incorporation or the by-laws or, when authorized by such certificate of incorporation or by-laws, (i) a resolution of shareholders, (ii) a resolution of directors, or (iii) an agreement providing for such indemnification, provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled. Nothing contained in this article shall affect any rights to indemnification to which corporate personnel other than directors and officers may be entitled by contract or otherwise under law.

         Section722 Authorization for Indemnification of Directors and Officers--(a) A corporation may indemnify any person, made, or threatened to be made, a party to an action or proceeding other than one by or in the right of the corporation to procure a judgment in its favor, whether civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the corporation served in any capacity at the request of the corporation, by reason of the fact that he, his testator or intestate, was a director or officer of the corporation, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.

         (b) The termination of any such civil or criminal action or proceeding by judgment, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not in itself create a presumption that any such director or officer did not act, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation or that he had reasonable cause to believe that his conduct was unlawful.

         (c) A corporation may indemnify any person made, or threatened to be made, a party to an action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he, his testator or intestate, is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer or any other corporation of any type or kind, domestic or foreign, of any partnership, joint venture, trust, employee benefit plan or other enterprise, against amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred by him in connection with the defense or settlement of such action, or in connection with an appeal therein if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation, except that no indemnification under this paragraph shall be made in respect of (1) a threatened action, or a pending action which is settled or otherwise disposed of, or (2) any claim issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

         (d) For the purpose of this section, a corporation shall be deemed to have requested a person to serve an employee benefit plan where the performance by such person of his duties to the corporation also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan; excise taxes assessed on a person with respect to an employee benefit plan pursuant to applicable law shall be considered fines; and action taken or omitted by a person with respect to an employee benefit plan in the performance of such person's duties for a purpose reasonably believed by such person to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the corporation.

         Section723 Payment of Indemnification Other Than By Court Award--(a) A person who has been successful, on the merits or otherwise, in the defense of a civil or criminal action or proceeding of the character described in section 722 shall be entitled to indemnification as authorized in such section.

         (b) Except as provided in  paragraph  (a),  any  indemnification  under section 722 or otherwise permitted by section 721, unless ordered by a court under section 724 (Indemnification of directors and officers by a court), shall be made by the corporation, only if authorized in the specific case:

                  (1) By the board acting by a quorum consisting of directors who are not parties to such action or proceeding upon a finding that the director or officer has met the standard of conduct set forth in section 722 or established pursuant to section 721, as the case may be, or,

                  (2) If a quorum under subparagraph (1) is not obtainable or, even if obtainable, a quorum of disinterested directors so directs;

                           (A) By the  board  upon the  opinion  in  writing  of
                  independent legal counsel that indemnification is proper in the circumstances because the applicable standard of conduct set forth in such sections has been met by such director or officer, or

                           (B) By the shareholders upon a &ding that the director or officer has met the applicable standard of conduct set forth in such sections.

                           (C) Expenses incurred in defending a civil or criminal action or proceeding may be paid by the corporation in advance of the &al disposition of such action or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount as, and to the extent, required by paragraph (a) of section 725.

         Section724 Indemnification of Directors and Officers by a Court--(a) Notwithstanding the failure of a corporation to provide indemnification, and despite any contrary resolution of the board or of the shareholders in the specific case under section 723 (Payment of indemnification other than by court award), indemnification shall be awarded by a court to the extent authorized under section 722 (Authorization for indemnification of directors and officers), and paragraph (a) of section 723.

         Application therefor may be made, in every case, either:

                  (1) In the civil action or proceeding in which the expenses were incurred or other amounts were paid, or

                  (2) To the supreme court in a separate proceeding, in which case the application shall set forth the disposition of any previous application made to any court for the same or similar relief and also reasonable cause for the failure to make application for such relief in action or proceeding in which the expenses were incurred or other amounts were paid.

         (b) The application shall be made in such manner and form as may be required by the applicable rules of court or, in the absence thereof, by direction of a court to which it is made. Such application shall be upon notice to the corporation. The court may also direct that notice be given at the expense of the corporation to the shareholders and such other persons as it may designate in such manner as it may require.

         (c) Where indemnification is sought by judicial action, the court may allow a person such reasonable expenses, including attorneys' fees, during the pendency of the litigation as are necessary in connection with his defense therein, if the court shall find that the defendant has by his pleadings or during the course of the litigation raised genuine issues of fact or law.

         Section725 Other Provisions Affecting Indemnification of Directors and Officers--(a) All expenses incurred in defending a civil or criminal action or proceeding which are advanced by the corporation under paragraph (c) of section 723 (Payment of indemnification other than by court award) or allowed by a court under paragraph (c) of section 724 (Indemnification of directors and officers by a court) shall be repaid in case the person receiving such advancement or allowance is ultimately found, under the-procedure set forth in this article, not to be entitled to indemnification or, where indemnification is granted, to the extent the expenses so advanced by the corporation or allowed by the court exceed the indemnification to which he is entitled:

         (b) No indemnification, advancement or allowance shall be made under this article in any circumstance where it appears:

                  (1) That the indemnification would be inconsistent with the law of the jurisdiction of incorporation of a foreign corporation which prohibits or otherwise limits such indemnification;

                  (2) That the indemnification would be inconsistent with a provision of the certificate of incorporation, a by-law, a resolution of the board or of the shareholders, an agreement or other proper corporate action, in effect at the time of the accrual of the alleged cause of action asserted in the threatened or pending action or proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or

                  (3) If there has been a settlement approved by the court, that the indemnification would be inconsistent with any condition with respect to indemnification expressly imposed by the court in approving the settlement.

         (c) If any expenses or other amounts are paid by way of indemnification, otherwise than by court order or action by the shareholders, the corporation shall, not later than the next annual meeting of shareholders unless such meeting is held within three months from the date of such payment, and in any event, within fifteen months from the date of such payment, mail to its shareholders of record at the time entitled to vote for the election of directors a statement specifying the persons paid, the amounts paid, and the nature and status at the time of such payment of the litigation or threatened litigation.

         (d) If any action with respect to indemnification of directors and officers is taken by way of amendment of the by-laws, resolution of directors, or by agreement, then the corporation shall, not later than the next annual meeting of shareholders, unless such meeting is held within three months from the date of such action, and, in any event, within fifteen months from the date of such action, mail to its shareholders of record at the time entitled to vote for the election of directors a statement specifying the action taken.

         (e) Any notification required to be made pursuant to the foregoing paragraph (c) or (d) of this section by any domestic mutual insurer shall be satisfied by compliance with the corresponding provisions of section one thousand two hundred sixteen of the insurance law.

         (f) The provisions of this article relating to indemnification of directors and officers and insurance therefor shall apply to domestic corporations and foreign corporations doing business in this state, except as provided in section 1320 (Exemption from certain provisions).

         Section726 Insurance for Indemnification of Directors and Officers--(a) Subject to paragraph (b), a corporation shall have power to purchase and maintain insurance:

                  (1) To indemnify the corporation for any obligation which it incurs as a result of the indemnification of directors and officers under the provisions of this article, and

                  (2) To indemnify directors and officers in instances in which they may be indemnified by the corporation under the provisions of this article, and

                  (3) To indemnify directors and officers in instances in which they may not otherwise be indemnified by the corporation under the provisions of this article provided the contract of insurance covering such directors and officers provides, in a manner acceptable to the superintendent of insurance, for a retention amount and for co-insurance.

         (b) No insurance under paragraph (a) may provide for any payment, other than cost of defense, to or on behalf of any director or officer.

                  (1) if a judgment or other final adjudication adverse to the insured director or officer establishes that his acts of active and deliberate dishonesty were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled, or

                  (2) in relation to any risk the insurance of which is prohibited under the insurance law of this state.

         (c) Insurance under any or all subparagraphs of paragraph (a) may be included in a single contract or supplement thereto. Retrospective rated contracts are prohibited.

         (d) The corporation shall, within the time and to the persons provided in paragraph (c) of section .725 (Other provisions affecting indemnification of directors or officers), mail a statement in respect of any insurance it has purchased or renewed under this section, specifying the insurance carrier, date of the contract, cost of the insurance, corporate positions insured, and a statement explaining all sums, not previously reported in a statement to shareholders, paid under any indemnification insurance contract.

         (e) This section is the public policy of this state to spread the risk of corporate management, notwithstanding any other general or special law of this state or of any other jurisdiction including the federal government.

         The Company's Amended and Restated Certificate of Incorporation provides that the personal liability of the directors of the Company to the Company or its shareholders for damages for any breach of duty as directors, is eliminated, provided that nothing shall limit the liability of any Director if a judgment or other final adjudication adverse to him establishes that his acts or omissions were in bad faith or involved international misconduct.

         The Company has also entered into indemnification agreements with each of its officers and directors.

         Pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement, the Company has agreed to indemnify the Underwriters and the Underwriters have agreed to indemnify the Company and its directors, officers and controlling persons against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act of 1933, as amended (the "Securities Act").

Item 16. Exhibits and Financial Statement Schedules


(a)      Exhibit Number

                  *4(a)     --       Form of Common Stock Certificate.

                 **4(b)     --       Form of  Warrant  granted in  exchange  for
                                     warrants  issued  in  connection  with 1992
                                     Private Placement.

                  *4(g)     --       Form of 1996  Purchase  Option  granted  in
                                     September 1996.

                  *4(h)     --       Form of Warrant  issued in connection  with
                                     the 1996 Private Placement.

                  *4(i)     --       Certificate  of  Designation  for  Class  A
                                     Convertible Preferred Stock.

                ***4(j)     --       Form of Prepaid Warrant.

                ***4(k)     --       Form of Incentive Warrant.

               ****4(l)     --       Form of  Warrant  issued to GKN  Securities
                                     Corp.

               ****4(m)     --       Form of Warrant  issued in connection  with
                                     the   acquisition   of  Preferred   Systems
                                     Solutions, Inc.

               ****4(n)     --       Form of Warrant issued to Kirlin Securities
                                     Corp.

               ****4(o)     --       Form of Warrant  issued in connection  with
                                     Netplex Merger.

               ****4(p)     --       Form of option granted to consultants.

               ****5        --       Opinion   of   Olshan   Grundman   Frome  &
                                     Rosenzweig LLP

             *****23        --       Consent of KPMG Peat Marwick LLP.

              ****23(c)     --       Consent   of   Olshan   Grundman   Frome  &
                                     Rosenzweig LLP (contained in their opinion included under Exhibit 5)

             *****24        --       Power of Attorney, included on Page II-9.

---------------------
* Incorporated by reference to the Registrant's Registration Statement on Form S-3 filed with the Securities and Exchange Commission on November 19, 1996 (Commission File No. 333-16423), as amended.
** Incorporated by Reference to the Registrant's Registration Statement on Form SB-2 filed with the Securities and Exchange Commission on January 28, 1993 (Commission File No. 33-57546), as amended.
*** Incorporated by reference to the Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1997.
****     To be filed by amendment.
*****    Filed herewith.

Item 17.  Undertakings.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information set forth in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering.

                                   SIGNATURES

         Pursuant to the requirements of Section 13 or 15(d) of the Exchange Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of McLean, State of Virginia, on the 4th day of May, 1998.

                                                THE NETPLEX GROUP, INC.


                                             By:/s/ Gene Zaino
                                                -------------------------------
                                                Gene Zaino, Chairman, President
                                                & Chief Executive Officer

                                   SIGNATORIES

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Report has been signed by the following persons on behalf of the Registrant and in the capacities and on the date indicated. Each of the undersigned officers and directors of The Netplex Group, Inc. hereby constitutes and appoints Gene Zaino and Robert Skelton as true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him in his name in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Report and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and to prepare any and all exhibits thereto, and other documents in connection therewith, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite or necessary to be done to enable The Netplex Group, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


       Signature                           Title                        Date
       ---------                           -----                        ----

/s/ Gene Zaino                    Chairman, President and Chief      May 4, 1998
----------------------------      Executive Officer (Principal
Gene Zaino                        Executive Officer)


/s/ Matthew Jones                 Chief Financial Officer and        May 4, 1998
----------------------------      Treasurer (Principal Financial
Matthew Jones                     Officer)



/s/ Richard Goldstein             Director                           May 4, 1998
----------------------------
Richard Goldstein


/s/ Deborah Schondorf-Novick      Director                           May 4, 1998
-----------------------------
Deborah Schondorf-Novick


/s/ Neil Luden                    Director                           May 4, 1998
----------------------------
Neil Luden


/s/ Frank C. Laguttuta            Director                           May 4, 1998
----------------------------
Frank C. Laguttuta